                                                                    Exhibit 99.1

                     SOLECTRON REPORTS FIRST-QUARTER RESULTS
                              IN LINE WITH GUIDANCE


For Immediate Release: Dec. 18, 2001

MILPITAS, Calif. -- Solectron Corporation (NYSE: SLR), the world's leading provider of electronics manufacturing and supply-chain management services, today reported fiscal first-quarter sales of $3.2 billion and cash earnings per share* of 5 cents. These results are consistent with the guidance the company had provided.

Separately, the company issued three additional releases today discussing planned changes in its capital structure, plans to raise new capital and Solectron's intention to use cash to settle the 2019 zero-coupon senior convertible notes that holders may require the company to repurchase in January.

In the quarter ended Nov. 30, the company reported a net loss of $52.5 million, or 8 cents per diluted share. During the quarter, Solectron incurred restructuring charges of $72.9 million, or 8 cents per share, after tax. In the same period last year, Solectron had sales of $5.7 billion, cash EPS of 31 cents, net income of $190.6 million and net income per diluted share of 29 cents.

"We made good progress on a number of fronts during the quarter," said Koichi Nishimura, Solectron chairman, president and chief executive officer. "Our inventory levels decreased by more than $450 million, our cash balance increased to $2.9 billion and we continued taking tough actions to align our cost structure with current revenue levels. These actions, which include reducing employment levels and production capacity, are painful but necessary to keep the company healthy.

"We remain cautious about the near-term direction of the economy and its impact on the end markets we serve. While we expect second-quarter sales to be influenced by this environment and typical seasonal softness, we are optimistic about the prospect of stronger sales in the second half of the year, driven by new business wins," he said. "For the second quarter, we expect sales of $2.7 billion to $3.2 billion and EPS of break-even to a 3-cent loss per diluted share, before restructuring and one-time charges."

The company said its second-quarter guidance equates to expected cash EPS of 1 to 4 cents.


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In the first quarter, Solectron had several new business wins, including agreements to provide:

- Build-to-order/configure-to-order manufacturing, final test and fulfillment for service, workstation and storage products for NEC Corporation in Japan;

- Quality assurance and repair services for Microsoft's new Xbox game console;

-        Manufacturing, test and systems assembly for ARRIS; and

- Design support, prototype, pilot and volume manufacturing for wireless data products from Sierra Wireless.


WEBCAST TO BE HELD THIS MORNING

At 8 a.m. EST today, Solectron will hold a conference call to discuss this earnings report. A live Internet broadcast of the conference call can be joined by going to http://www.videonewswire.com/event.asp?id=2455. Following the live broadcast, replays of the call will be available at www.solectron.com. In addition, audio replays of the call will be available from 11 a.m. EST Tuesday through 11 a.m. EST Jan. 1. To access the audio replay, call (800) 633-8284 in the United States or (858) 812-6440 from outside the United States. In both cases specify reservation number 20048102.

EARNINGS RELEASE DATES

Solectron plans to announce fiscal 2002 second-quarter results Thursday, March 21; third-quarter results Thursday, June 20; and fourth-quarter results Monday, Sept. 23.

All monetary amounts are stated in U.S. dollars.

* CASH EARNINGS PER SHARE (EPS) is presented as supplemental information for illustrative purposes only and is not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). It is intended to help investors understand the earnings impact of certain non-cash items, restructuring and impairment costs and other one-time and non-recurring charges, and zero-coupon convertible debt. The weighted average number of shares used to calculate cash EPS is based on the weighted average number of shares used to calculate diluted net income (loss) per share adjusted for the assumed conversion of convertible debt, except the 2019 notes, when not already presumed. A following table reconciles cash EPS with diluted EPS.

** DILUTED EPS is the per-diluted-share calculation of net income (loss) as defined under U.S. Generally Accepted Accounting Principles (GAAP).

ABOUT SOLECTRON

Solectron (www.solectron.com) provides a full range of global manufacturing and supply-chain management services to the world's premier high-tech electronics companies. Solectron's offerings include new-product design and introduction services, materials management, high-tech product manufacturing, and product warranty and end-of-life support. Solectron, based in Milpitas, Calif., is the first two-time winner of the Malcolm Baldrige National Quality Award. The company had sales of $18.7 billion in fiscal 2001.

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SAFE HARBOR

This news release contains forward-looking statements regarding our outlook for the future, including the referenced proposed offerings, our financial outlook for the second quarter, our expectations regarding stronger sales in the second half of the fiscal year, and our new business wins. Our statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially.

These risks and uncertainties include the length and severity of the current economic downturn overall and in the electronics technology sector; our ability to manage customer demand through the downturn; the ability to effectively integrate recent acquisitions, including Iphotonics, Stream International and C-MAC Industries; the impact of events occurring Sept. 11, 2001; the risk of price fluctuation; reliance on major customers; fluctuations in operating results; changes in technology; competition; risks associated with international sales and operations; interest rate risk; environmental regulations; market risk; segment risk; the ability to retain key personnel; and intellectual property rights enforcement. For a further list and description of risks and uncertainties, see the reports filed by Solectron with the Securities and Exchange Commission, specifically forms 8-K, 10-Q, S-3, S-4 and 10-K. Solectron disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


Supplemental information, consolidated statements of income and consolidated balance sheets follow.

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SELECTED FINANCIAL DATA

                                 ANALYTICAL DATA
                              (Dollars in millions)

                                                         Q1 - FY02        Q4 - FY01        Q1 - FY01
                                                         ---------        ---------        ---------
NET SALES                                                $3,152.2         $3,594.9         $5,695.5
SALES BY REGION
   AMERICAS                                              $1,505.2         $1,993.0         $3,545.7
   ASIA/PACIFIC                                          $1,096.0         $1,015.8         $1,021.0
   EUROPE                                                $  551.0         $  586.1         $1,128.8
SALES BY BUSINESS UNIT
   TECHNOLOGY SOLUTIONS                                  $  154.5         $  186.4         $  495.5
   MANUFACTURING & OPERATIONS                            $2,855.9         $3,320.7         $5,137.3
      PRINTED CIRCUIT BOARD                                  73.8%            70.8%            78.2%
      SYSTEMS                                                26.2%            29.2%            21.8%
   GLOBAL SERVICES                                       $  141.8         $   87.8         $   62.7
SALES % BY MARKET SEGMENT
   NETWORKING EQUIPMENT                                      26.3             20.4             28.7
   MOBILE COMMUNICATIONS                                     11.3             13.2             12.4
   TELECOMMUNICATIONS                                        16.3             18.3             22.0
   PCS/NOTEBOOKS                                             20.6             22.8              9.4
   COMPUTER PERIPHERALS                                       4.5              4.5              6.7
   WORKSTATIONS & SERVERS                                     5.5              5.7              7.7
   OTHER                                                     15.5             15.1             13.1


                           EARNINGS PER SHARE SUMMARY

                                     Q1 - FY02     Q4 - FY01     Q1 - FY01
                                     ---------     ---------     ---------
CASH EPS*                              $ 0.05        $ 0.06        $0.31
DILUTED EPS**                          $(0.08)       $(0.38)       $0.29
DILUTED EPS BEFORE ACQUISITION,
   RESTRUCTURING AND IMPAIRMENT
   CHARGES                             $0.00         $(0.10)       $0.29

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                        ASSET MANAGEMENT METRICS
                          (Dollars in millions)

                                    Q1 - FY02       Q4 - FY01
                                    ---------       ---------
CASH, CASH EQUIVALENTS
  AND SHORT-TERM INVESTMENTS         $2,886.8        $2,790.0
INVENTORIES                          $2,751.5        $3,209.9
INVENTORY TURNS                           4.0             3.7
ACCOUNTS RECEIVABLE, NET             $2,013.8        $2,443.5
DAYS SALES OUTSTANDING                     64              61

                                                               Q1                 Q4                    Q1
                                                              FY02               FY01                  FY01
                                                              ----               ----                  ----
NET (LOSS) INCOME                                        $     (52.5)        $    (225.8)*        $     190.6
RESTRUCTURING AND ACQUISITION COSTS NET OF TAX           $      51.7         $     138.7                   --
CREDIT RESERVE AND OTHER ONE TIME COST NET OF TAX                 --         $      44.2                   --
GOODWILL AMORTIZATION, NET OF TAX                                 --         $      49.0          $       0.9
INTANGIBLE ASSET AMORTIZATION, NET OF TAX                $      14.5         $      13.3          $      10.3
NON-CASH INTEREST EXPENSE NET OF TAX                     $      22.3         $      23.7          $      17.0

CASH EARNINGS                                            $      36.0         $      43.1          $     218.8
                                                         ===========         ===========          ===========

SHARES USED FOR CASH EARNINGS PER SHARE                      753,923             773,379              709,093

CASH EARNINGS PER SHARE                                  $      0.05         $      0.06          $      0.31
                                                         ===========         ===========          ===========

*        Net loss at 33 percent tax rate


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                        SELECTED FINANCIAL DATA
                         (Dollars in millions)

                              Q1 - FY02    Q4 - FY01
                              ---------    ---------
AMORTIZATION OF GOODWILL           --        $53.8
AMORTIZATION OF OTHER
    INTANGIBLE ASSETS           $20.6        $18.9
CAPITAL EXPENDITURES            $62.7        $81.9
DEPRECIATION EXPENSE            $82.0        $73.6

Consolidated statements of income and balance sheets follow.

                                       ###

Analysts Contact:

Thomas Alsborg, Solectron Corporation, (408) 956-6614 (U.S.), thomasalsborg@ca.slr.com

Media Contact:

Kevin Whalen, Solectron Corporation, (408) 956-6854 (U.S.), kevinwhalen@ca.slr.com